Exhibit 99.1

BIOCRYST PHARMACEUTICALS COMPLETES PERAMIVIR TYPE C MEETING

Research Triangle Park, North Carolina – April 16, 2013 – BioCryst Pharmaceuticals, Inc. (NASDAQ:BCRX) today announced that it has completed its Type C meeting regarding intravenous (i.v) peramivir with the U.S. Food & Drug Administration (FDA) and has received final meeting minutes. The minutes of the meeting were consistent with the FDA’s preliminary comment letter, which was previously referenced in the Company’s press release of April 1, 2013. In addition, the meeting minutes confirmed that BioCryst’s proposed peramivir New Drug Application (NDA) content supports a reviewable NDA submission for the indication of acute uncomplicated influenza. In accordance with FDA’s recommendation, the Company is in the process of requesting a pre-NDA meeting to reach agreement on a complete NDA submission and to address review issues identified in the minutes.

BioCryst anticipates that The Biomedical Advanced Research and Development Authority (BARDA/HHS) will schedule and hold its In-Process Review (IPR) meeting in the second quarter of this year with the objective of determining the future for the underlying peramivir development contract.

About Peramivir

Peramivir is a potent, intravenously administered investigational anti-viral agent that rapidly delivers high plasma concentrations to the sites of infection. Discovered by BioCryst, peramivir inhibits the interactions of influenza neuraminidase, an enzyme which is critical to the spread of influenza within a host. In laboratory tests, peramivir has shown activity against multiple influenza strains, including pandemic H1N1 swine flu viral strains. Peramivir is being developed under a $234.8 million contract from BARDA/HHS. In January 2010, Shionogi & Co., Ltd. launched intravenous (i.v.) peramivir in Japan under the name RAPIACTA® to treat patients with influenza and in August 2010, Green Cross Corporation announced that it had received marketing and manufacturing authorization for i.v. peramivir in Korea to treat patients with influenza A & B viruses, including H1N1 and avian influenza. For more information about peramivir please visit BioCryst’s Web site at http://www.biocryst.com/peramivir.

About BioCryst Pharmaceuticals

BioCryst Pharmaceuticals designs, optimizes and develops novel small molecule drugs that block key enzymes involved in infectious and inflammatory diseases, with the goal of addressing unmet medical needs of patients and physicians. BioCryst currently has two late-stage development programs: peramivir, a viral neuraminidase inhibitor for the treatment of influenza, and ulodesine, a purine nucleoside phosphorylase (PNP) inhibitor for the treatment of gout. In addition, BioCryst has several early-stage programs: BCX4161 and a next generation oral inhibitor of plasma kallikrein for hereditary angioedema and BCX4430, a broad spectrum antiviral for hemorrhagic fevers. For more information, please visit the Company’s website at www.BioCryst.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding future results, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors which may cause BioCryst’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Some of the factors that could affect the forward-looking statements contained herein include: that the FDA may require additional studies beyond the studies planned for product candidates or may not provide regulatory clearances, including for peramivir; that the FDA may not provide regulatory approval for any use of peramivir or that the approval may be limited; that BARDA/HHS may further condition, reduce or eliminate future funding of the peramivir program; that BioCryst may never file an NDA for peramivir regulatory approval in any country; that the Company may not be able to access adequate capital to move its programs forward; that the Company may not be able to retain its current pharmaceutical and biotechnology partners for further development of its product candidates or may not reach favorable agreements with potential pharmaceutical and biotechnology partners for further development of product candidates. Please refer to the documents BioCryst files periodically with the Securities and Exchange Commission, specifically BioCryst’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and current reports on Form 8-K, all of which identify important factors that could cause the actual results to differ materially from those contained in BioCryst’s projections and forward-looking statements.

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CONTACT:    Robert Bennett, BioCryst Pharmaceuticals, +1-919-859-7910